EXHIBIT 99.2

FOR IMMEDIATE RELEASE

CONTACT
Ann Parker
Director of Corporate Communications
LodgeNet Entertainment Corporation
605-988-1000
communications@lodgenet.com

LODGENET ANNOUNCES MILESTONES, REAFFIRMS GUIDANCE

- One Million Total Rooms Served -
- 100,000 sigNETure TVsm Rooms Installed -

     New York, NY – March 16, 2004– LodgeNet Entertainment Corporation (NASDAQ: LNET), one of the world’s largest providers of interactive television systems and broadband services to the hospitality industry, announced today that it has officially installed its one-millionth hotel room. More than one hundred thousand of those rooms are installed with the company’s new sigNETure TV marketing and entertainment system. The Company also updated its first quarter 2004 financial guidance today during a presentation at the CIBC Gaming, Lodging & Leisure Conference in New York City.

     “We are pleased to announce the achievement of two very significant milestones,” said LodgeNet President and CEO Scott C. Petersen. “First, we have reached the milestone of serving one million rooms. We accomplished that by being the most innovative and service-oriented company in our industry, growing our business on the foundation of long-term contracts, one room at a time. Secondly, our sigNETure TV product, launched just last year, is now in more than 100,000 guest rooms across seven national brands. sigNETure TV takes innovation and service to a new level, allowing hotels to tailor the look, feel and content offerings to best suit their individual marketing and entertainment needs.” sigNETure TV solutions can be found in seven national brands, including Doubletree®, Embassy Suites®, Hampton Inn®, Hampton Inn & Suites®, Hilton®, Hilton Garden Inn®, and Homewood Suites by Hilton®.

     With regard to financial results for the first quarter of 2004, LodgeNet expects to report revenue of between $62.5 million and $66.5 million, resulting in $1.3 million to $3.3 million in operating income. Operating income exclusive of depreciation and amortization is expected to be $21.0 million to $23.0 million during the quarter. Net loss is expected to be $(6.9) million to $(4.9) million or a loss per share of $(0.54) to $(0.39) for the first quarter of 2004.

About LodgeNet

     LodgeNet Entertainment Corporation (www.lodgenet.com) is one of the leading providers in the delivery of broadband, interactive services to the lodging industry, serving more hotels and guest rooms than any other provider in the world. These services include on-demand digital movies, digital music and music videos, Nintendo® video games, high-speed Internet access and other interactive television services designed to serve the needs of the lodging industry and the traveling public. As the largest company in the industry, LodgeNet provides service to nearly one million rooms including more than 957,000 interactive guest pay rooms in more than 5,800 hotel properties worldwide. More than 260 million travelers have access to LodgeNet systems on an annual basis. LodgeNet is listed on NASDAQ and trades under the symbol LNET.

     This press release contains forward-looking statements within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and are subject to risks, uncertainties, and other factors that could cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. In addition to the risks and uncertainties discussed in the foregoing sections, such factors include, among others, the following: the effects of economic conditions, including in particular the economic condition of the lodging industry, competition, programming availability and quality, technological developments, developmental difficulties and delays, relationships with clients and property owners, the availability of capital to finance growth, the impact of government regulations, and other factors detailed, from time to time, in the Company’s filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

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